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                                                                   EXHIBIT 23(A)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8 for the registration of 27,866 shares of SouthTrust Corporation common stock in connection with the Stock Option Plan for Conversion of The Bank of Tidewater Stock Options) of our report dated January 26, 2001 included in SouthTrust Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this Registration Statement.




                                                 /s/ARTHUR ANDERSEN LLP



Birmingham, Alabama
November 29, 2001